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                                                                   EXHIBIT 10(h)


                           ADDENDUM TO THE AGREEMENT
                           RELATING TO AROMAX PROCESS


                         SECOND COMMERCIAL DEMONSTRATION


THIS ADDENDUM, effective as of the 13th day of June, 1989, is between Chevron Research Company, a Delaware corporation, hereinafter referred to as "CHEVRON RESEARCH", and South Hampton Refining Company, a Texas corporation, hereinafter referred to as "SOUTH HAMPTON";


W I T N E S S E T H:


WHEREAS, CHEVRON RESEARCH and SOUTH HAMPTON have entered into an "Agreement Relating to AROMAX Process" effective March 10, 1988 ("Agreement"), pursuant to which SOUTH HAMPTON carried out a demonstration of the AROMAX Process using an existing unit converted to reforming operations located at SOUTH HAMPTON's Silsbee, Texas, refinery ("Refinery") and which shall have a design capacity of 420 Barrels of Demonstration Feed per operating day ("BPOD") at an operating factor of 0.9 for purposes of the Long-Term Demonstration contemplated by this ADDENDUM ("Licensed Unit"); and


WHEREAS, CHEVRON RESEARCH is interested in supporting a long-term second commercial demonstration of the AROMAX process in Licensed


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Unit processing only Demonstration Feed in a multi-reactor system with at least one full catalyst regeneration; and


WHEREAS, SOUTH HAMPTON as CHEVRON RESEARCH's first non-affiliated licensee is willing to carry out a long-term commercial demonstration meeting CHEVRON RESEARCH's objectives on the terms and conditions set forth in this ADDENDUM;


NOW, THEREFORE, in consideration of the premises and covenants herein, CHEVRON RESEARCH and SOUTH HAMPTON agree as follows:


                             ARTICLE 1-0 DEFINITIONS



1.1 Whenever used in this ADDENDUM, any term which has been defined in the AGREEMENT shall have the same definition. In addition, the following terms shall have the definitions prescribed in Schedule I attached hereto and a part hereof: "Rheniforming Unit", "AROMAX Equipment", "Rheniforming Equipment", "Long-Term Demonstration", "Demonstration Feed", "Rheniforming Catalyst", "AROMAX Product", "Support Price and "Received Price".


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                        ARTICLE 2-0 TECHNICAL ASSISTANCE


2.1 In order to support the Long-Term Demonstration of the AROMAX Process in Licensed Unit, Licensed Unit must be modified by the addition of AROMAX Equipment and new AROMAX Catalyst must be installed in Licensed Unit. In addition, since Licensed Unit will not provide the estimated hydrogen requirements for SOUTH HAMPTON's hydrotreating operations at the Refinery, based upon SOUTH HAMPTON's planned expansion of such operations, it will be necessary to return the Rheniforming Unit to service. Accordingly, as part of the Long-Term Demonstration contemplated by this ADDENDUM, the Rheniforming Unit must be modified by the addition of Rheniforming Equipment and new Rheniforming F Catalyst must be installed in the Rheniforming Unit. CHEVRON RESEARCH and SOUTH HAMPTON agree that the relative responsibilities and obligations of the parties during the Long-Term Demonstration relating to assistance during pre-startup, startup, normal, and regeneration operations for Licensed Unit and for the Rheniforming Unit shall be as follows:


     2.1.1 (Pre-Startup) CHEVRON RESEARCH will specify the equipment modifications required for the Long-Term Demonstration, and will assist SOUTH HAMPTON to


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          locate, inspect, and install AROMAX Equipment and Rheniforming
          Equipment. Following installation and inspection of the AROMAX Equipment and Rheniforming Equipment, CHEVRON RESEARCH will specify cleanup and dryout procedures to ready Licensed Unit and the Rheniforming Unit for catalyst loading, and will advise and assist SOUTH HAMPTON during cleanup and dryout. CHEVRON RESEARCH will specify and supply the initial charges of new AROMAX Catalyst, Rheniforming Catalyst, and sorbents required for the Long-Term Demonstration and will assist SOUTH HAMPTON during loading of such Catalysts and sorbents. The extent of pre-startup assistance for Licensed Unit and the Rheniforming Unit to be provided by CHEVRON RESEARCH will be determined by CHEVRON RESEARCH as required to carry out the Long-Term Demonstration after consultation with SOUTH HAMPTON. SOUTH HAMPTON will be responsible for and will carry out pre-startup of Licensed Unit and the Rheniforming Unit. CHEVRON RESEARCH will perform or have performed cleanup of Licensed Unit for sulfur removal. When requested by CHEVRON RESEARCH, SOUTH HAMPTON will provide reasonable assistance during cleanup and dryout of Licensed Unit. CHEVRON RESEARCH will reimburse SOUTH HAMPTON for the agreed actual out-of-pocket expenses


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          incurred if SOUTH HAMPTON contracts with a third party approved by
          CHEVRON RESEARCH for assistance during the cleanup, and will reimburse SOUTH HAMPTON for the actual cost of any nitrogen purchased at CHEVRON RESEARCH'S request during the initial dryout of Licensed Unit.


2.1.2 (Startup) The Rheniforming Unit will be returned to service before starting up Licensed Unit. CHEVRON RESEARCH has previously provided startup procedures for the Rheniforming Unit and will advise and assist SOUTH HAMPTON during startup of the Rheniforming Unit. However, SOUTH HAMPTON will be responsible for carrying out the startup, including the supply of required feed and all chemicals. Following startup of the Rheniforming Unit, SOUTH HAMPTON will startup Licensed Unit with the advice and assistance of CHEVRON RESEARCH. Startup procedures for Licensed Unit will be specified by CHEVRON RESEARCH. CHEVRON RESEARCH will also specify the Demonstration Feed, the feed rate(s), and operating conditions for Licensed Unit during startup. The extent of startup assistance for Licensed Unit and the Rheniforming Unit to be provided by CHEVRON RESEARCH will be determined by CHEVRON RESEARCH as required to carry


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        out the Long-Term Demonstration after consultation with SOUTH HAMPTON, and will include full shift coverage during startup of Licensed Unit. CHEVRON RESEARCH will reimburse SOUTH HAMPTON for the actual cost of any nitrogen or electrolytic hydrogen purchased at CHEVRON RESEARCH's request during startup of Licensed Unit.


2.1.3 (Operation) Operations of the Rheniforming Unit will be controlled by and will be the sole responsibility of SOUTH HAMPTON. Rheniforming Process operations will be carried out by SOUTH HAMPTON pursuant to the terms and conditions of the "Agreement Relating to Rheniforming Process" dated May 16, 1978, as supplemented and amended by subsequent written agreements entered into by CHEVRON RESEARCH and SOUTH HAMPTON. Operations of Licensed Unit during the Long-Term Demonstration will be controlled by and will be the sole responsibility of SOUTH HAMPTON. SOUTH HAMPTON will operate Licensed Unit during the Long-Term Demonstration to process only Demonstration Feed under operating conditions to be specified by CHEVRON RESEARCH. Feed rate(s) to Licensed Unit will be specified by CHEVRON RESEARCH in consultation with SOUTH HAMPTON. However, once established, feed rate


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        will be held relatively constant for at least seven (7) days, and subsequent changes will be limited to twenty-five percent (25%) of the rate of the previous period, unless otherwise agreed to by CHEVRON RESEARCH. At no time will the feed rate to Licensed Unit exceed 420 BPOD.


2.1.4 (Regeneration) At times specified by CHEVRON RESEARCH, SOUTH HAMPTON will regenerate AROMAX Catalyst in Licensed Unit with the advice and assistance of CHEVRON RESEARCH. AROMAX Catalyst regeneration procedures will be specified by CHEVRON RESEARCH. CHEVRON RESEARCH will reimburse SOUTH HAMPTON for the actual cost of any nitrogen or electrolytic hydrogen purchased at CHEVRON RESEARCH's request during regeneration of AROMAX Catalyst.


2.2 Neither CHEVRON RESEARCH nor SOUTH HAMPTON will be obligated to compensate or reimburse the other for services performed or expenses incurred as a result of the Long-Term Demonstration except as expressly provided for in this Addendum.


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                       ARTICLE 3-0 CATALYSTS AND SORBENTS


3.1 The initial charge of AROMAX Catalyst and sorbents for use in Licensed Unit for the Long-Term Demonstration will be supplied by and delivered to the Refinery by CHEVRON RESEARCH. CHEVRON RESEARCH will retain ownership and risk of loss at all times. At the conclusion of the Long-Term Demonstration CHEVRON RESEARCH will assist SOUTH HAMPTON to unload AROMAX Catalyst and Sorbents and CHEVRON RESEARCH may then use and/or dispose of the AROMAX Catalyst and sorbents in any manner without accounting to SOUTH HAMPTON.


3.2 The initial charge of Rheniforming Catalyst, not to exceed Two Thousand (2,000) pounds, for the Rheniforming Unit will be supplied by and delivered to the Refinery by CHEVRON RESEARCH. Title and risk of loss will pass to SOUTH HAMPTON upon delivery to the Refinery gate. Rheniforming Catalyst supplied hereunder, upon transfer of title to SOUTH HAMPTON, will be deemed subject to the terms and conditions of the "Rheniforming Catalyst Supply Contract", dated May 6, 1978 entered into by CHEVRON RESEARCH and SOUTH HAMPTON. Accordingly, SOUTH HAMPTON will not resell or otherwise transfer ownership, possession, or control of any portion of Rheniforming Catalyst without CHEVRON RESEARCH's prior written approval.


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3.3  Licensed Unit presently contains Rheniforming Catalyst which will be removed during pre-startup in order to convert to the practice of the AROMAX Process for the Long-Term Demonstration. SOUTH HAMPTON owns such Rheniforming Catalyst and will deliver same to CHEVRON RESEARCH at the Refinery gate immediately upon removal. Title and risk of loss will pass to CHEVRON RESEARCH upon such delivery. CHEVRON RESEARCH may use and/or dispose of the Rheniforming Catalyst acquired hereunder in any manner without accounting to SOUTH HAMPTON.


                     ARTICLE 4-0 LOAN AND SECURITY INTEREST


4.1 CHEVRON RESEARCH will loan to SOUTH HAMPTON up to One Hundred Thirty-five Thousand Dollars ($135,000.00) for the sole purpose of purchasing Rheniforming Equipment and covering the expenses of SOUTH HAMPTON related to Rheniforming Unit cleanup and startup as per the following terms and conditions:


     4.1.1 SOUTH HAMPTON will purchase only such Rheniforming Equipment as has been previously approved by CHEVRON RESEARCH, which approval will not be unreasonably withheld.


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     4.1.2 CHEVRON RESEARCH will loan to SOUTH HAMPTON the purchase price of
           Rheniforming Equipment delivered to the Refinery and funds necessary to cover SOUTH HAMPTON's actual out-of-pocket expenses related to Rheniforming Unit cleanup and nitrogen and electrolytic hydrogen requirements for startup. However, in no event will CHEVRON RESEARCH's loan obligation hereunder exceed $135,000.00.


     4.1.3 CHEVRON RESEARCH will lend the purchase price as stated above and SOUTH HAMPTON will execute and record a Security Agreement(s) in the form attached hereto at the time of sale to SOUTH HAMPTON of any equipment within Rheniforming Equipment.


     4.1.4 SOUTH HAMPTON will pay to CHEVRON RESEARCH the full amount loaned to SOUTH HAMPTON hereunder by CHEVRON RESEARCH without interest or penalty in three equal consecutive monthly payments due on the first day of each of the first three calendar months following the calendar month during which the average feed rate of penhex fed to the Refinery over thirty (30) consecutive operating days equals or exceeds 2000 Barrels


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          per day. The foregoing payment obligation will apply during and/or after completion of the Long-Term Demonstration.


     4.2 CHEVRON RESEARCH will loan to SOUTH HAMPTON up to Two Hundred Ninety-seven Thousand Dollars ($297,000) for the sole purpose of purchasing AROMAX Equipment as per the following terms and conditions:


          4.2.1 SOUTH HAMPTON will purchase only such AROMAX Equipment as has been previously approved by CHEVRON RESEARCH, which approval will not be unreasonably withheld.


          4.2.2 CHEVRON RESEARCH will loan to SOUTH HAMPTON the purchase price of AROMAX Equipment delivered to the Refinery. However, in no event will CHEVRON RESEARCH'S loan obligation hereunder exceed the aggregate price F.O.B. the Refinery for all AROMAX Equipment purchased by SOUTH HAMPTON or $297,000.00 whichever is the lesser amount.


          4.2.3 CHEVRON RESEARCH will lend the purchase price as stated above and SOUTH HAMPTON will execute and record a Security Agreement(s) in the form attached


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                hereto at the time of sale to SOUTH HAMPTON of any equipment within AROMAX Equipment.


          4.2.4 SOUTH HAMPTON will pay to CHEVRON RESEARCH the full amount loaned to SOUTH HAMPTON hereunder by CHEVRON RESEARCH without interest or penalty in nine (9) equal consecutive monthly payments due on the first day of each calendar month starting on the first day of the calendar month following the first seventy-five (75) days of operations of Licensed Unit after startup of the Long-Term Demonstration. If the Long-Term Demonstration terminates before or during the nine (9) month payment period, SOUTH HAMPTON'S obligation to make money payments ceases with the first payment due following such termination.


                 ARTICLE 5-0 AROMAX PRODUCT AND CONTRACT OF SALE


5.1 All AROMAX product will be sold by SOUTH HAMPTON at the highest available price on a monthly basis.


5.2 CHEVRON RESEARCH will arrange with its affiliated company, Chevron Chemical Company ("CHEVRON CHEMICAL), to enter into a Contract of Sale with SOUTH HAMPTON for AROMAX product


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     which SOUTH HAMPTON cannot within a reasonable time sell to a third party purchaser. Such Contract of Sale acceptable to CHEVRON CHEMICAL and SOUTH HAMPTON is attached hereto.


                  ARTICLE 6-0 PRICE SUPPORT, CREDIT, AND REFUND


6.1 In the event that the Received Price for AROMAX Product sold during any calendar month in which SOUTH HAMPTON has a payment obligation to CHEVRON RESEARCH pursuant to Section 4.2.4 is less than the Support Price for the same calendar month, CHEVRON RESEARCH will grant to SOUTH HAMPTON a credit which will be applied against SOUTH HAMPTON's next monthly payments due pursuant to Sections 4.1.4 and 4.2.4. The amount of such credit will be the lesser of either the amount of the payments due to CHEVRON RESEARCH or the arithmetic product obtained by multiplying the number of gallons of AROMAX Product sold by SOUTH HAMPTON during the month in question times the arithmetic difference obtained by subtracting the Received Price from the Support Price.


6.2 Following completion of the Long-Term Demonstration or at the end of the twelfth month of the Long-Term Demonstration, whichever occurs first, if the Received Price averaged over such period is equal to or greater than the Support Price averaged over such period, within thirty (30) days of the


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     completion of the Long-Term Demonstration or the end of the twelfth month of the Long-Term Demonstration as the case may be SOUTH HAMPTON will pay to CHEVRON RESEARCH a refund in the amount of the total of all the credits taken by SOUTH HAMPTON pursuant to Section 6.1 above.


6.3 SOUTH HAMPTON will keep, and on request provide to CHEVRON RESEARCH, verified copies of all books and records required to establish the amount of and the schedule of, any credit(s) or payment(s) due hereunder.


                            ARTICLE 7-0 MISCELLANEOUS


7.1 The provisions of this ADDENDUM are in addition to the provisions in the Agreement. This ADDENDUM is not intended to amend, modify, or delete any right or obligation of either CHEVRON RESEARCH or SOUTH HAMPTON under the Agreement.


7.2 This ADDENDUM upon full execution will be deemed appended to the Agreement and will be deemed a part thereof. Any provision of the Agreement which by reasonable interpretation relates to the conduct of the Long-Term Demonstration will be so applied. In particular, the provisions of Article 4-0, Article 7-0, and Article 9-0 will apply to this ADDENDUM and the Long-Term Demonstration hereunder.


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7.3  The Long-Term Demonstration will terminate when one of the following events occurs: (1) the initial charge of AROMAX Catalyst provided hereunder is spent and no longer regenerable, or, (2) the initial charge of AROMAX Catalyst has produced AROMAX Product for twelve (12) calendar months, or,
     (3) CHEVRON RESEARCH terminates the Long-Term Demonstration, which it may do at its sole discretion; provided, however, that by mutual agreement of the parties the Long-Term Demonstration may continue for an additional period(s). During any such additional period(s) the terms of Article 5-0 of this ADDENDUM shall not apply.


7.4 Upon completion of the Long-Term Demonstration, CHEVRON RESEARCH shall remove its AROMAX Catalyst from Licensed Unit at the earliest reasonable opportunity.


7.5 At no time prior to, during, or after the Long-Term Demonstration will CHEVRON RESEARCH have any responsibility or liability to supply or compensate SOUTH HAMPTON for purchased hydrogen supplied for use in the Refinery.


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IN WITNESS WHEREOF, the parties hereto have caused their respective corporate names to be subscribed hereto by the respective officers or agents thereunto duly authorized.



                                       CHEVRON RESEARCH COMPANY


                                       By /s/ [ILLEGIBLE]
                                          --------------------------------------
                                       Title  President
                                            ------------------------------------

                                       Date 6/13/89
                                            ------------------------------------


SOUTH HAMPTON REFINING COMPANY


By /s/ [ILLEGIBLE]
   ----------------------------------


Title President
      -------------------------------


Date  6/7/89
      -------------------------------

Attachments              Schedule I and Exhibit A
                         Security Agreement
                         Financing Statements
                         Contract of Sale


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                                   SCHEDULE I


1. "Rheniforming Unit" means SOUTH HAMPTON'S existing 4,000-Barrel per operating day reforming unit located at its Silsbee, Texas, refinery. The Rheniforming Unit is presently out of service but has operated under license from CHEVRON RESEARCH using Rheniforming F Catalyst.


2. "AROMAX Equipment" means new and/or used equipment specified by CHEVRON RESEARCH as additional equipment for AROMAX Process operations in Licensed Unit necessary for the Long-Term Demonstration.


3. "Rheniforming Equipment" means new and/or used equipment specified by CHEVRON RESEARCH as additional equipment necessary for Rheniforming Process operations in the Rheniforming Unit.


4. "Long-Term Demonstration" means SOUTH HAMPTON'S commercial demonstration of AROMAX Process operations in Licensed Unit on feeds and at feed rates and under operating conditions specified by CHEVRON RESEARCH carried out under this ADDENDUM.


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5.   "Demonstration Feed" means a feed to Licensed Unit which is a refinery produced isohexane stream having typical inspections as set forth in Exhibit A attached hereto and a part hereof, or such other feed(s) as may be specified by CHEVRON RESEARCH from time-to-time to be processed during the Long-Term Demonstration.


6. "Rheniforming Catalyst" means Rheniforming F Catalyst supplied by CHEVRON RESEARCH.


7. "AROMAX Product" means the liquid reformate product from Licensed Unit produced during the Long-Term Demonstration.


8. "Support Price" means the average of high and low values of the daily estimated U.S. Gulf Coast pipeline price in cents per gallon of regular unleaded gasoline as reported in Platts Oilgram Price Report plus cents ( ) per gallon averaged over a calendar month.


9. "Received Price" means the price in cents per gallon of AROMAX Product sold by SOUTH HAMPTON and averaged over a calendar month.


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                                    EXHIBIT A

                           ISOHEXANE FEED COMPOSITION

        Composition, LV %

        iC5                           1.0

        nC5                           2.2

        CP                            10.5      (max.)

        2-2 DMB                       2.3

        2-3 DMB                       12.1

        2-MP                          54.0      (min.)

        3-MP                          16.1      (min.)

        N-C6                          1.5

        MCP                           0.1

        C7+                           0.2       (min.)